UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02. Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2008, the Compensation Committee of the Board of Directors of Virgin Mobile USA, Inc. (the “Company”) approved awards to the following named executive officers, effective immediately, as components of their annual long term incentive packages for the year 2009: Daniel Schulman, Chief Executive Officer; Jonathan H. Marchbank, Chief Operating Officer; David R.J. Messenger, Chief Administrative & Corporate Development Officer; Peter Lurie, General Counsel; and Marie Gilhuley, Vice President, Finance. In determining award amounts, the Compensation Committee applied the same methodology previously described in the Company’s proxy statement for the Company’s 2008 annual meeting, as filed with the Securities Exchange Commission on April 1, 2008. Based on this methodology, the total value of these awards for 2009 granted by the Compensation Committee (including both cash and equity compensation) was between the 25th and 50th percentile of the value of annual grants for these roles at companies in the Company’s peer groups.

Each of the foregoing officers received a grant of restricted stock units (“RSUs”) pursuant to the Virgin Mobile USA, Inc. 2007 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). Each such grant was awarded subject to approval by the Company’s stockholders of the issuance of additional shares of authorized but unissued and unreserved shares of the Company’s Class A common stock reserved for issuance under the Omnibus Plan. One third of each RSU grant will vest on each of the following dates: January 1, 2010, January 1, 2011 and January 1, 2012. RSU grants were awarded in the following amounts: Mr. Schulman, 900,000; Mr. Marchbank, 400,000; Mr. Messenger, 400,000; Mr. Lurie, 400,000; Ms. Gilhuley, 75,000.

The Compensation Committee established target cash awards for each officer, pursuant to the Company’s Mid-Term Bonus Plan, subject to the Company’s performance against targets for Net Service Revenue and EBITDA in the year ended December 31, 2009. Actual cash payouts, which will be determined based on the Company’s performance, will be made to each award recipient in the following percentages, as of the following dates: 30% of actual cash payout on February 28, 2010; 30% of actual cash payout on August 31, 2010; and 40% of actual cash payout on February 28, 2011. Target cash awards were granted in the following amounts: Mr. Schulman, $1,100,000; Mr. Marchbank, $800,000; Mr. Messenger, $750,000; Mr. Lurie, $525,000; Ms. Gilhuley, $120,000.

Mr. Schulman was awarded 900,000 options to purchase shares of the Company’s Class A common stock, pursuant to the Omnibus Plan, with one third of the award vesting on each of January 1, 2010, January 1, 2011 and January 1, 2012, respectively.

The Company intends to provide additional information regarding the compensation awarded to its named executive officers for the year ended December 31, 2008 in the proxy statement for the Company’s 2009 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: November 14, 2008	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel